Press Release	Source: AgFeed Industries, Inc.

AgFeed Industries Will Report Record 2nd Quarter Financial Results Before Market Opens On August 15, 2007

Tuesday August 14, 7:00 am ET

NEW YORK, Aug. 14, 2007 (PRIME NEWSWIRE) -- AgFeed Industries, Inc. (OTC BB:AGFI.OB - News) (website: http://www.agfeedinc.com), a leader in China's premix animal nutrition industry and the first such company publicly traded in the U.S., announced today that the Company will report record earnings for its second quarter ended June 30, 2007, before market opens on August 15, 2007.

About AgFeed Industries, Inc.

AgFeed Industries is the first China-based animal nutritional product company publicly traded in the U.S. Through its operating subsidiaries, which were founded in 1995 in China, AgFeed is a leading manufacturer, marketer and distributor of premix animal nutrition products targeting China's vast and growing animal feed market. China's animal feed market was approximately $40 billion in 2006 according to China Feed Industry Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the ``safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect AgFeed's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in AgFeed's filings with the Securities and Exchange Commission.

Contact:
AgFeed Industries, Inc.
Mr. Sam Zhou, Corporate Development
+011-86-13925912908
info@agfeedinc.com

Source: AgFeed Industries, Inc.